1996 PROXY STATEMENT

                     PETER KIEWIT SONS', INC.
                        1000 KIEWIT PLAZA
                      OMAHA, NEBRASKA  68131

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Peter Kiewit Sons', Inc. (the "Company") for use at the annual meeting of stockholders to be held on June 8, 1996. Class C and Class D common stock are the only classes of the Company's securities entitled to be voted at the meeting. There were 9,954,006 shares of Class C stock and 23,219,744 shares of Class D stock outstanding on March 31, 1996. Stockholders of record at the close of business on April 26, 1996 will be entitled to notice of, and to vote at, the annual meeting. This Proxy Statement and proxy forms were first mailed or delivered to stockholders on or about May 3, 1996.

Voting Procedures

     The approval of a plurality of the Class D shares present in person or by proxy at the annual meeting is required to elect the nominees as the Class D Directors. The approval of a plurality of the Class C shares present in person or by proxy at the annual meeting is required to elect the nominees as the Class C Directors, unless cumulative voting is required. The approval of a majority of the combined Class C and Class D shares present in person or by proxy at the annual meeting is required for the approval of the Company's 1996 Bonus Plan and 1995 Class D Stock Plan.
Stockholders may vote in person at the annual meeting or by proxy.

     Separate proxy forms are enclosed for voting Class C and Class D shares. There are three matters upon which proxies are being solicited. With respect to the election of directors, by marking the enclosed proxy form, the stockholder may indicate voting preferences by: (i) voting the full number of the stockholder's shares for each of the Board's nominees; (ii) voting the full number of shares for some, but not all, of the Board's nominees; or
(iii) voting for none of the nominees. With respect to each of the proposals to approve the Company's 1996 Bonus Plan and 1995 Class
D Stock Plan, the enclosed proxy form may be marked to indicate (i) a vote for approval of the proposal, (ii) a vote against approval of the proposal, or (iii) abstention from voting on the proposal. If no instructions are provided in a proxy with respect to a proposal, it will be voted FOR the Board's nominees for directors, FOR approval of the Company's 1996 Bonus Plan, and FOR approval of the Company's 1995 Class D Stock Plan.

     Proxy forms which are properly signed, dated, and returned will be voted at the meeting. A person returning the enclosed proxy may revoke it any time before it is voted at the meeting by:
(i) giving written notice of revocation to the Assistant Secretary;
(ii) sending a later-dated proxy; or (iii) revoking the proxy in person at the meeting. Abstentions and broker non-votes will not be counted as shares present on matters on which they are not voted.

     Under the Company's Restated Certificate of Incorporation, any Class C stockholder is entitled to cumulative voting in any election of the Class C Directors. Under the cumulative voting method, the number of the stockholder's shares is first multiplied by the number of Class C directors to be elected. The resulting number of votes may then be voted for a single nominee or distributed unequally among some or all of the nominees. After the voting is closed, the nominees are ranked in order by the number of votes received. The highest ranking nominees are then elected until the number of open directorships is filled. The enclosed proxy form for Class C shares does not utilize the cumulative voting method. A separate proxy form which provides for cumulative voting of Class C shares will be provided promptly to any stockholder upon request, by writing to Robert L. Giles, Jr., Stock Registrar and Assistant Secretary, at 1000 Kiewit Plaza, Omaha, Nebraska 68131, or by telephoning him at 402-342-2052.


                            PROPOSAL 1

                      ELECTION OF DIRECTORS

Nominations of Directors

     The Board of Directors has determined that 15 directors are to be elected and has nominated the following persons for election as the Class C Directors and Class D Directors:


          Class C Directors             Class D Directors

          Richard W. Colf               James Q. Crowe
          Richard Geary                 Robert B. Daugherty
          Bruce E. Grewcock             Charles M. Harper
          William L. Grewcock           Richard R. Jaros
          Tait P. Johnson               Robert E. Julian
          Leonard W. Kearney
          Peter Kiewit, Jr.
          Walter Scott, Jr.
          Kenneth E. Stinson
          George B. Toll, Jr.

All the nominees are current directors of the Company. Each nominee has agreed to serve as a director, if elected. Directors shall be elected to serve until the next annual election and until their successors are duly elected and qualified.


Identification of Directors and Executive Officers

     The table below shows information as of March 31, 1996 about each director and executive officer, including his business experience during the past five years (1991-1996) and current directorships in other public reporting companies. The public companies include CalEnergy Company, Inc. ("CalEnergy"), C-TEC Corporation ("C-TEC"), and MFS Communications Company, Inc. ("MFS"). Officers of the Company are elected annually by the directors. The next election of officers will be at the first board meeting following the election of directors on June 8, 1996.

Name                Business Experience                Age  Since

Walter Scott, Jr.*  Chairman of Board and President;   64     1964
                    also a director of Berkshire
                    Hathaway Inc., Burlington
                    Resources Inc., CalEnergy, ConAgra,
                    Inc., C-TEC, First Bank System,
                    Inc., MFS, and Valmont Industries, Inc.

Peter Kiewit, Jr.   Attorney.  Of counsel to the law   69     1966
                    firm of Gallagher & Kennedy of
                    Phoenix, Arizona.

William L. Grewcock*Vice Chairman; also a director of  70     1968
                    MFS.

Robert B. Daugherty Chairman of Board of Valmont       74     1986
                    Industries, Inc.; also a director
                    of KN Energy, Inc.

Charles M. Harper   Chairman of RJR Nabisco Holdings   68     1986
                    Corp.; also a director of ConAgra,
                    Inc., E.I. DuPont de Nemours and
                    Company, Norwest Corporation,
                    and Valmont Industries, Inc.

Robert E. Julian*   Executive Vice President; Chief    56     1987
                    Financial Officer (1991-1995);
                    Treasurer (1991-1993); also a
                    director of MFS and C-TEC.

Kenneth E. Stinson* Executive Vice President;          53     1987
                    Chairman and CEO, Kiewit Construction
                    Group Inc. ("KCG"); also a director
                    of MFS.

Richard Geary*      Executive Vice President, KCG;     61     1988
                    President of Kiewit Pacific Co.

Leonard W. Kearney* Vice President, KCG; President,    55     1989
                    Kiewit Construction Company and
                    Kiewit Western Co.

George B. Toll, Jr.*Executive Vice President, KCG      60     1993
                    (since 1994); Vice President,
                    Kiewit Pacific Co. (1991-1994)

James Q. Crowe      Chairman of the Board and CEO      46     1993
                    of MFS; also a director of CalEnergy
                    and C-TEC.

Richard R. Jaros*   Executive Vice President (since    44     1993
                    1993); Chief Financial Officer (since
                    1995); Vice President (1990-1992);
                    President and COO (1992-1993) of
                    CalEnergy; also a director of
                    CalEnergy, C-TEC, and MFS.

Richard W. Colf*    Vice President, Kiewit Pacific Co.  52    1994

Bruce E. Grewcock*  President (since 1992), Sr. Vice    42    1994
                    President (1991-1992), Vice
                    President (1991) of Kiewit Mining
                    Group Inc.; also a director of Kinross
                    Gold Corporation.

Tait P. Johnson*    President, Gilbert Southern Corp.   46    1995
                    and Gilbert Texas Construction Corp.


     Identified by asterisks are the 11 current executive officers of the Company. The Company considers its executive officers to be its directors who are employed by the Company or its subsidiaries. Bruce E. Grewcock is the son of William L. Grewcock.

     The Board unanimously recommends a vote FOR the nominees named above.

Information About the Board of Directors

    The Board of Directors has an Audit Committee, an Executive
Compensation Committee, and an Executive Committee.

     The current Audit Committee members are Messrs. Kearney (Chairman) and Kiewit. The functions of the audit committee are to recommend the selection of the independent auditors; review the results of the annual audit; inquire into important internal control, accounting and financial matters; and report and make recommendations to the full Board of Directors. The Committee had four meetings in 1995.

     The current Executive Compensation Committee members are Messrs. Daugherty, Harper, and Kiewit, none of whom are employees of the Company. This committee reviews the compensation of the Company's executive officers. This committee has also assumed the functions of the former Management Compensation Committee, the purpose of which was to review the compensation, securities ownership, and benefits of the Company's employees other than its executive officers. The committee had two formal meetings in 1995.

     The current Executive Committee members are Messrs. Scott (Chairman), William Grewcock, Julian, Stinson, and Jaros. The committee exercises the powers of the Board between Board meetings, except powers assigned to other committees. During 1995, the committee had no formal meetings, acted by written consent action in lieu of a meeting on four occasions, and had several informal meetings.

     The Company does not have a nominating committee. The Company's Restated Certificate of Incorporation provides that the incumbent Class C Directors may nominate a slate of Class C Directors and the incumbent Class D Directors may nominate a slate of Class D Directors, for election at the annual meeting of stockholders. On April 26, 1996, the incumbent Class C and Class D Directors nominated the respective slates listed on the second page of this Proxy Statement.

     The Board of Directors of the Company had five formal meetings in 1995 and acted by written consent action on four occasions. In 1995, no director attended less than 75% of the meetings of the Board of Directors and the committees of which he was a member.

     Directors who are employees of the Company or its subsidiaries do not receive directors' fees. Non-employee directors are paid annual directors' fees of $30,000, plus $1,200 for attending each meeting of the Board of Directors, and $1,200 for attending each meeting of a committee of the Board.

Compensation Committee Interlocks and Insider Participation

     Mr. Julian is a member of the Compensation Committee of C-TEC. Mr. Jaros is a member of the Compensation Committees of CalEnergy and MFS.

                             PROPOSAL 2

                  APPROVAL OF THE 1996 BONUS PLAN

     The Company has adopted, subject to stockholder approval, the Peter Kiewit Sons', Inc. 1996 Bonus Plan (the "Bonus Plan"). The Bonus Plan will be administered by the Executive Compensation Committee (the "Committee") and is intended to serve as a qualified performance-based compensation program under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) denies a deduction by an employer for certain compensation in excess of $1 million per year paid by a publicly held corporation to the chief executive officer and the next four most highly compensated executive officers (the "Covered Employees"). Certain compensation, including compensation based on performance goals, is excluded from this deduction limit. Among the requirements for compensation to qualify for this exception is that the material terms under which the compensation is to be paid must be disclosed to and approved by the stockholders in a separate vote prior to the payment. Accordingly, the Bonus Plan is being submitted to the stockholders for approval at the 1996 Annual Meeting.

     The following description of the Bonus Plan is qualified in its entirety by the terms of the Bonus Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

     The eligible participants of the Bonus Plan are the executive officers of the Company identified in the Company's annual proxy statement, i.e. those directors who are employed by the Company or its subsidiaries. There are currently 11 eligible participants. The Bonus Plan provides for the payment of annual incentive bonus awards to participants if, and only to the extent that, performance goals established by the Committee are met. Although the Bonus Plan is designed to mitigate the negative impact of Section 162(m) on stockholders, the Company may pay discretionary bonuses based on nonquantifiable performance goals which are also in the best interest of stockholders. Such bonuses will not be made pursuant to this Bonus Plan and accordingly will not be eligible for the performance based exception to the $1 million limitation of Section 162(m).

     The goals established by the Committee can be expressed in terms of one or more pre-set financial or other objective goals as they relate to an individual, the Company as a whole, or to the business unit for which a particular executive officer is responsible. Financial goals may be expressed, for example, in terms of stock price, revenues, earnings per share, or return on equity. The goals can include standards for minimum attainment, target attainment, and maximum attainment. The goals established by the Committee can be (but need not be) different each year and different goals may be applicable to different participants. The goals with respect to a particular plan year will be established not later than the latest date permissible under Section 162(m). Any such goals shall (i) be determined in accordance with the Company's audited financial statements and generally accepted accounting principals and reported upon by the Company's independent accountants, or (ii) be based upon a standard under which a third party with knowledge of the relevant facts could determine whether the goal is met.

     Subject to the approval of this Bonus Plan by the stockholders, for the 1996 plan year, the Committee has established performance goals measured in terms of net earnings, specifically, Net Earnings Attributable to Class B&C Stock and Net Earnings Attributable to Class D Stock, as those amounts are reported in the Company's audited financial statements. The maximum bonus that could be paid for 1996 to the Chairman is $2 million and the maximum bonus payable to any other executive officer is $1.5 million. The Committee may, in its discretion, reduce or eliminate the amount payable to any participant in each case based upon such factors as the Committee may deem relevant, but shall not increase the amount payable to any participant. Before any awards are paid to a Covered Employee, the Committee must certify that the performance goals and other material terms have been satisfied.

     If approved by stockholders, the Bonus Plan shall first be effective with respect to the 1996 plan year. The Bonus Plan has a five year term, ending with fiscal year 2000.

     The Board can from time to time amend, suspend, or discontinue the Bonus Plan (including amendments which could increase the Company's cost); provided, however, that no amendment which requires stockholder approval in order for the Bonus Plan to continue to comply with Section 162(m) will be effective unless it receives the requisite stockholder approval. In addition, the Committee can make such amendments as it deems necessary to comply with other applicable laws, rules, and regulations.

     Because performance goal criteria may vary from year to year and from participant to participant, benefits under the Bonus Plan are not presently determinable.

     The Board unanimously recommends a vote FOR approval of the 1996 Bonus Plan.


                            PROPOSAL 3

                APPROVAL OF 1995 CLASS D STOCK PLAN

     Effective September 25, 1995, the Board of Directors adopted the Peter Kiewit Sons', Inc. 1995 Class D Stock Plan (the "Plan"), under which 1,000,000 shares of Class D common stock ("Shares") were reserved for issuance upon the exercise of awards. The Company is seeking stockholder approval of the Plan in order to comply with the requirements of Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act"), and the requirements of Sections 162(m) and 422 of the Code. The following summary of the 1995 Stock Plan is qualified in its entirety by express reference to the text of the Plan which is included as Exhibit B to this Proxy Statement. The Plan permits the issuance of stock options (including incentive stock options), restricted stock, convertible debentures, and other stock-related awards (other than stock appreciation rights).

     Purpose and Eligibility. The primary purpose of the Plan is to increase the value of Class D Shares and the profitability of the Company and the Diversified Group (i) by enabling the Company and the Diversified Group to attract, retain, motivate, and reward employees, and (ii) by aligning the interests of those employees with the interests of the Company, the Diversified Group, and the holders of Class D Shares. All employees of Kiewit Diversified Group Inc. ("KDG") or its subsidiaries and full-time employees of Peter Kiewit Sons', Inc. who perform substantial services to the Diversified Group are eligible participants. The approximate number of persons eligible to participate is 50.

     Administration. The Plan is administered by the Company's Executive Compensation Committee (the "Committee"). The Committee, in its sole discretion, has the authority to determine the terms of all stock options, the employees to whom options are granted, the number of options granted, and the timing of grants, vesting, exercise, and forfeiture.

     Limits. The Plan has a ten year term, ending September 25, 2005. The Committee may not grant benefits with respect to more than 1,000,000 Shares during the term of the Plan. The Committee may not grant benefits with respect to more than 500,000 Shares in any two year period and may not grant benefits to any one participant with respect to more than 200,000 Shares.

     Terms and Conditions of Options. The Committee may from time to time grant stock options (including incentive options under Section 422 of the Code) to a participant. The terms of options granted under the Plan will be set out in option agreements between the Company and participants which will contain such provisions as the Committee from time to time deems appropriate, including the exercise price and expiration date of such options. The options must have an exercise price that is not less than the fair market value of the Shares on the date of the grant. On the date of this proxy statement, the formula price under the Company's charter is $49.50 per Share. Unless otherwise provided by the Committee, options granted under the Plan will become exercisable at a rate of 20% per year over a five-year period.

     Other Awards. The Committee may grant any other stock or stock-related awards (other than stock appreciation rights) to a participant that the Committee deems appropriate, including but not limited to restricted Shares, convertible debentures, and stock bonuses.

     Payment upon Exercise. Payment in full for the number of Shares purchased under any award, including an option, must be made to the Company at the time of such exercise. Payment for such Shares must be made in cash, or with the consent of the Committee, in Shares, or any combination thereof. No fees or commissions are applicable to purchases of Shares under the Plan.

     Withholding. With respect to any payments made to participants under the Plan, the Company will have the right to withhold any taxes required by law to be withheld because of such payments. The Committee, in its sole discretion, may permit a participant to satisfy tax withholding obligations, in whole or in part, either (i) by having the Company withhold from the Shares to be issued upon the exercise of an option or upon the receipt of another award, Shares having a fair market value equal to the withholding amount due, or (ii) by delivering to the Company already-owned Shares to satisfy the withholding amount.

     Adjustments. If any change is made to the Shares by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split-up, exchange of shares, change in corporate structure, or otherwise, appropriate adjustments will be made by the Committee to the kind and number of Shares and price per Share subject to each outstanding award.

     Non-transferability. No grant of options, or any right or interest therein, is assignable or transferable except by will or the laws of descent and distribution. During the lifetime of an optionee, options are exercisable only by the optionee or his or her legal representative. Similarly, restricted stock granted to participants may not be sold, transferred, pledged or otherwise encumbered during the restricted period.

     Termination or Amendment. The Board of Directors may terminate the Plan at any time, provided that no such action shall deprive participants of their rights under outstanding awards. The Committee may also amend the Plan from time to time as it deems appropriate, if after amendment, the Plan continues to be in compliance with Rule 16b-3 under the Exchange Act and Sections 162(m) and 422 of the Code.

     Federal Income Tax Consequences. The following is a brief discussion of the federal income tax consequences of transactions under the Plan. The 1995 Class D Stock Plan is not qualified under
Section 401(a) of the Code. This discussion is limited to stock options, other than Code Section 422 incentive stock options, since the Company presently intends to issue only "non-statutory" options. With respect to such non-statutory options, (1) no income is realized by the optionee at the time the option is granted; (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise, and the optionee's employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

     The Board of Directors unanimously recommends a vote FOR approval of the 1995 Class D Stock Plan.

Security Ownership of Certain Beneficial Owners and Management

     The table below shows information about the ownership of the Company's common stock as of March 31, 1996 by the Company's directors and executive officers (individually and as a group), and each person who beneficially owns more than 5 percent of a class of the Company's voting securities.

Management Table.

                   Number of   Percent of   Number of    Percent of
                   Class C     Class C      Class D      Class D
Name               Shares      Shares       Shares       Shares

Walter Scott, Jr.  1,140,313   11.5%(1)     2,720,152(2)  11.7%
Kenneth E. Stinson   626,416    6.3            33,416      0.1
Richard Geary        528,768    5.3            57,252(3)   0.2
George B. Toll, Jr.  371,883    3.7            87,711      0.4
Richard W. Colf      363,217    3.6            72,282      0.3
Leonard W. Kearney   264,009    2.7           172,282(4)   0.7
Tait P. Johnson      173,434    1.7            43,434      0.2
Bruce E. Grewcock    157,775    1.6            52,777(5)   0.2
Richard R. Jaros      51,544    0.5           103,641      0.4
William L. Grewcock   22,048    0.2         1,119,257(6)   4.8
Robert E. Julian          -       -           403,908(7)   1.7
James Q. Crowe            -       -           134,369      0.6
Robert B. Daugherty       -       -             9,000      <.1
Charles M. Harper         -       -             9,000      <.1
Peter Kiewit, Jr.         -       -             2,000      <.1
Directors and Executive
 Officers as       3,699,407   37.2%        5,020,481     21.6%
 a Group

Beneficial Owner Table.

Donald L. Sturm(8)        -       -         1,822,375      7.8%


(1) The Certificate of Incorporation limits each employee's ownership to 10% of the Class C shares (outstanding shares plus shares reserved for conversion of debentures), measured each January 1. Prior to the end of 1995, Mr. Scott reduced his Class C ownership to the required 10%. Although he acquired no new Class
C shares, the number of shares owned by all Class C stockholders declined, so that on January 1, 1996, Mr. Scott's holdings stood at 11%. He has one year to reduce his holdings to 10%.
(2) Table does not include 1,840,932 Class D shares held in irrevocable trusts under which the trustee is required to vote with the management of the Company. Does not include 26,245 Class D shares owned by the Suzanne and Walter Scott Foundation.
(3)  Does not include 40,000 Class D shares owned by Mrs. Geary.
(4)  Does not include 25,231 Class D shares owned by Mrs. Kearney.
(5) Does not include 24,589 Class D shares held in irrevocable trusts for which Mr. Grewcock is a trustee.
(6) Does not include 20,000 Class D shares held by the Bill and Berniece Grewcock Foundation, nor 529
Class D shares owned by Mrs. Grewcock.
(7) Does not include 82,198 Class D shares held in irrevocable trusts under which the trustee is required to vote with the management of the Company.
(8)  Mr. Sturm's business address is 3033 East First Ave., Denver,
Colorado  80206.

Report of Executive Compensation Committee

     The Executive Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

     The Executive Compensation Committee of the Board of Directors is composed entirely of non-employee directors. This Committee is responsible for reviewing and approving on an annual basis the compensation of the Company's chief executive officer and the other executive officers of the Company. The objectives of the Company's executive compensation program are to (a) support the achievement of desired Company performance, (b) provide compensation that will attract and retain superior talent, (c) reward performance, (d) and align the executive officers' interests with the success of the Company by placing a portion of total compensation at risk. The executive compensation program has two elements: salaries and bonuses. The program provides base salaries which are intended to be competitive with salaries provided by other comparable companies. Bonuses are the vehicle by which executive officers can earn additional compensation depending on individual, business unit, and Company performance. The Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by external, internal, or individual's circumstances.

     The Committee determines the salary and bonus of the chief executive officer. in 1995, the Committee approved an annual salary (for the 1995-1996 pay cycle) of $630,000 for Mr. Scott. In 1996, the Committee separately looked at Mr. Scott's responsibilities, contributions and performance as to the Construction business and the Diversified business. The Committee approved an annual salary (for the 1996-1997 pay cycle) of $250,000 as to Construction, and $500,000 as to Diversified. In recognition of Mr. Scott's contributions to the Company's performance in 1995, the Committee has approved a bonus of $250,000 as to Construction, and $1,000,000 as to Diversified, each payable in 2000. A number of factors were considered in setting Mr. Scott's bonus. These factors included the Company's overall performance, the increase in the combined stock formula prices, as well as Mr. Scott's personal effort and accomplishments in managing the Company. The Committee reviewed each factor as to both Construction and Diversified. In addition, the Committee considered the Company's 1995 MFS Spin-off, and the resultant increases in shareholder value. After considering all of the factors, the Committee felt the approved bonus was well within a reasonable range.

     The foregoing report dated March 21, 1996 was presented by the Executive Compensation Committee, Messrs. Daugherty, Harper and
Kiewit.

Stock Performance Graph

     The graphs below compare the cumulative total return (stock appreciation plus reinvested dividends) of the Company's common stock with four indexes of publicly traded stocks. Unlike publicly traded stocks, the Company's stock is valued by a formula contained in the Company's certificate of incorporation. Company stock is valued at the end of the Company's fiscal year and the formula value is reduced as dividends are declared during the year. For purposes of the graphs, it is assumed that dividends are immediately reinvested in additional shares of the Company's common stock, although such reinvestment is not permitted in actual practice. Although the Company's fiscal year ends on the last Saturday in December, its stock is compared against indexes which assume a fiscal year ending December 31.

     Because of two corporate restructuring events during the last five years, further assumptions about total return are required. The Company's stock was reclassified on January 8, 1992. Each old Class B&C share was exchanged for one new Class B&C share and one Class D share. The actual total return of the old Class B&C shares for 1991 was 43 percent. A hypothetical total return of 43 percent for 1991 has been assigned to each of the new Class B&C and Class
D shares.

     On September 30, 1995, the Company spun-off its stock in MFS Communications Company, Inc. to its Class D shareholders. For each Class D share, 1.741 shares of MFS common stock and .651 share of MFS preferred stock were distributed. On the distribution date,
1.741 shares of MFS common stock had a public market value of $76.17 and .651 share of MFS preferred stock had a value of $.65 (together, a "distribution unit" of $76.82). For purposes of the graph below, it is assumed that each distribution unit was immediately sold for $76.82 and the proceeds reinvested in additional Class D shares, which then had the reduced formula price of $40.40 per share.

     The formula value of the new Class B&C shares is linked to the performance of the Company's Construction & Mining Group; that Group's revenues come primarily from construction operations. The formula value of the Class D shares is linked to the performance of the Company's Diversified Group, which is primarily engaged in coal mining and telecommunications businesses.

     The first graph compares the cumulative total return of the Company's Class B&C shares for the five year period 1991-1995 with the Standard and Poors Composite 500 Index and the Dow Jones Heavy Construction Index. The graph assumes that the value of the investment was $100 on December 31, 1990 and that all dividends and other distributions were reinvested.

[INSERT GRAPH]

                                 1990  1991  1992  1993  1994  1995

Class B & C Stock                 100   143   191   236   280   368
S&P 500 Index                     100   130   140   155   157   215
Dow Jones Heavy Construction Index100   119   115   121   116   162

     The second graph compares the cumulative total return of the Company's Class D shares for the five year period 1991-1995 with the Dow Jones Coal Index and the NASDAQ Telecommunications Index. The graph assumes that the value of the investment was $100 on December 31, 1990 and that all dividends and other distributions were reinvested.

[INSERT GRAPH]

                                 1990  1991  1992  1993  1994  1995

Class D Stock                     100   143   157   187   189   451
Dow Jones Coal Index              100   100    90   132   130   137
NASDAQ Telecommunications Index   100   138   169   261   216   260

Summary Compensation Table

     The table below shows the annual compensation of the Company's chief executive officer and the next four most highly compensated executive officers (the "Named Executive Officers"). Peter Kiewit Sons', Inc. does not currently have plans under which options, stock appreciation rights, restricted stock awards, long-term incentive compensation, or pension benefits are held by the Named Executive Officers.

                             Annual Compensation

Name and                                           Other Annual
Principal Position  Year   Salary($)   Bonus($)    Compensation($)

Walter Scott, Jr.   1995   630,000     1,250,000     157,800(1)
Chief Executive     1994   630,000       500,000     126,900
Officer             1993   630,000       750,000     131,500

Kenneth E. Stinson  1995   351,300       600,000
Executive Vice      1994   310,800       475,000
President           1993   253,500       500,000

Richard Geary       1995   252,800       525,000
Executive Vice      1994   234,800       450,000
President of KCG    1993   215,700       500,000

Robert E. Julian    1995   272,500       500,000
Executive Vice      1994   260,500       200,000
President           1993   248,500       200,000

Richard R. Jaros
Executive Vice      1995   304,100       400,000
President           1994   276,000       300,000
                    1993   293,700       250,000

(1) Other Annual Compensation means perquisites and other personal benefits received by Mr. Scott, including the non-business use of Company aircraft. The amounts listed are taxable income to Mr. Scott. The aircraft usage values are calculated pursuant to federal income tax regulations. The other Named Executive Officers received Other Annual Compensation of less than $50,000, the required reporting threshold.


Certain Relationships and Related Transactions

     The Executive Compensation Committee approved a bonus pool to be distributed among the senior management team of MFS and KDG in recognition of their extraordinary achievements in creating value for the Kiewit shareholders over a significant period ending with the distribution of MFS stock to the Class D shareholders in 1995. Mr. Crowe was paid $12 million from the bonus pool in recognition of his service as the senior executive officer of MFS and as a senior executive officer of KDG throughout that period, as well as for his efforts in the recruitment and development of other MFS and Kiewit senior managers.

     The Company loaned Mr. Toll $800,000 during 1994 in connection with the purchase of a residence and relocation expenses. The full principal amount of his non-interest bearing demand note payable to the Company is currently outstanding.

Options/SARs

     The Company has no outstanding options and has not granted any new stock appreciation rights ("SARs") since 1990. No SARs are held by or were exercised by the Named Executive Officers during 1995, except by Messrs. Julian and Jaros. Messrs. Scott and Jaros hold certain options on CalEnergy common stock. The following required table provides information on the value of the unexercised options/SARs of the Named Executive Officers as of the end of the 1995 fiscal year.

      Aggregated Option/SAR Exercises in Last Fiscal Year and
                            Fiscal Year-End
                         Option/SAR Values Table

                                 Number of Securities Value of Un-
             Shares              Underlying Un-       exercised In-
             Acquired            exercised Options/   the-Money
             on         Value    SARS at Fiscal Year  Options/SARs
             Exercise   Realized End (#)              at Fiscal
             (#)        ($)      Exercisable Un-      Year End ($)
Name                              Exercisable         Exercisable
                                                    Un-Exercisable

Walter Scott, Jr.
 CalEnergy(1)  -         -       10,100       -      46,503      -

Kenneth E. Stinson
               -         -          -         -         -        -

Richard Geary
               -         -          -         -         -        -

Robert E. Julian(2)
               -       1,022,000    -         -         -        -

Richard R. Jaros(2)
               -         204,400    -         -         -        -
 CalEnergy(1)  -         -      375,725   34,375  1,786,128 122,375


(1) Values of the CalEnergy options are the difference between the exercise price of the options and the closing price of the CECI common stock on the New York Stock Exchange of $19.50 per share on December 31, 1995.

(2) Messrs. Julian and Jaros were granted 20,000 and 4,000 SARs, respectively, in 1990 under the Kiewit Long-Term Incentive Plan established in 1986 to provide compensation based on increase in the value of the Company's common stock. The SARs granted in 1990 matured on January 1, 1995. Price appreciation and dividends over the five year period resulted in a final payment in 1995 of $51.10 per 1990 SAR.

     Mr. Crowe, who was not an executive officer of the Company at the end of 1995, holds various options to purchase shares of MFS and CalEnergy common stock.

Other Matters

     Management knows of no other matters to be voted upon at the annual meeting. The discretion of the proxyholders is limited to casting votes as directed by stockholder proxies and voting on procedural matters incidental to fulfilling those directions.

Accountants

     Coopers & Lybrand, certified public accountants, have been selected by the Board of Directors as the independent public accountants for the Company. Representatives of Coopers & Lybrand are expected to be present at the stockholders' meeting and will have the opportunity to make a statement and to respond to appropriate questions.

Solicitation Expenses

     The Company will bear the cost of the solicitation of proxies. In addition to the use of mail, proxies may be solicited in person or by telephone by management or other employees of the Company, for which they will receive no additional compensation.

1997 Stockholder Proposals

     Any proposals from stockholders intended to be presented at the 1997 annual meeting of stockholders must be received by the Company by January 1, 1997, in order to be included in the proxy materials for that meeting. Any such proposals should be sent to the Secretary, Peter Kiewit Sons', Inc., 1000 Kiewit Plaza, Omaha, Nebraska 68131.

Annual Report

     The Company is mailing to each stockholder, along with this Proxy Statement, a copy of its annual report. The Company's annual report is its Form 10-K for the fiscal year ending December 30, 1995, as filed with the U.S. Securities and Exchange Commission.

     THE COMPANY WILL FURNISH WITHOUT CHARGE UPON THE WRITTEN REQUEST OF A STOCKHOLDER A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND EXHIBITS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS SHOULD BE ADDRESSED TO STOCK REGISTRAR, PETER KIEWIT SONS', INC., 1000 KIEWIT PLAZA, OMAHA, NEBRASKA 68131.



                                        PETER KIEWIT SONS', INC.
                                        May 3, 1996



                               EXHIBIT A

                        PETER KIEWIT SONS', INC.
                            1996 BONUS PLAN


1.   Purposes.

     The purposes of the Peter Kiewit Sons', Inc. 1996 Bonus Plan (the "Plan") are to attract and retain highly-qualified executives by providing appropriate performance-based short-term incentive awards and to serve as a qualified performance-based compensation program under Section 162(m) of the Code, in order to preserve the Company's tax deduction for compensation paid under the Plan to Covered Employees.

2.   Definitions.

     The following terms, as used herein, shall have the following meanings:

(a)  "Board shall mean the Board of Directors of the Company.

(b) "Bonus" shall mean any annual incentive bonus award granted pursuant to the Plan, the payment of which shall be contingent upon the attainment of Performance Goals with respect to a Plan Year.

(c) "Code" shall mean the Internal Revenue code of 1986, as amended from time to time.

(d) "Committee" shall mean the Executive Compensation Committee of the Board.

(e) "Company" shall mean Peter Kiewit Sons', Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(f) "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code (or any successor provision).

(g) "Executive Officers" shall mean an officer of the Company who, as of the beginning of a Plan Year, is an "executive officer" within the meaning of Rule 3b-7 promulgated under the Securities
Exchange Act of 1934, as amended.

(h) "Participant" shall mean the chief executive officer, chief operating officer and chief financial officer of the Company, the chief executive officer of each Subsidiary and any other Executive Officer selected by the Committee to participate in the Plan.

(i) "Performance Goals" shall mean the criteria and objectives which must be met during the Plan Year as a condition of the Participant's receipt of payment with respect to a Bonus, as described in Section 3 hereof.

(j)  "Plan" shall mean the Peter Kiewit Sons', Inc. 1996 Bonus
Plan, as amended from time to time.

(k)  "Plan Year" shall mean the Company's fiscal year.

(l) "Subsidiary" shall mean any subsidiary of the Company which is designated by the Board or the Committee to have an Executive
Officer participant in the Plan.

3.   Performance Goals.

     Performance goals for each Plan Year shall be established by the Committee not later than the latest date permissible under Code
Section 162(m). Such Performance Goals may be expressed in terms of one or more financial or other objective goals. Financial goals may be expressed, for example, in terms of stock price, revenues, earnings per share, or return on equity. To the extent applicable, any such Performance Goal shall be determined (i) in accordance with the Company's audited financial statements and generally accepted accounting principles and reported upon by the Company's independent accountants or (ii) so that a third party having knowledge of the relevant facts could determine whether such Performance Goal is met. Performance Goals shall include a threshold level of performance below which no Bonus payment shall be made, levels of performance at which specified percentages of the target Bonus shall be paid, and a maximum level of performance above which no additional Bonus shall be paid. The Performance Goals established by the Committee may be (but need not be) different for each Plan Year and different Performance goals may be applicable to different Participants.

4.   Bonuses.

(a) In General. For each Plan Year commencing with the Plan Year ending December 1996, the Committee shall, no later than the time specified in paragraph 3 hereof, specify the Performance Goals applicable to such Plan Year. The Committee may, in its discretion, reduce or eliminate the amount payable to any Participant (including a Covered Employee), in each case based upon such factors as the Committee may deem relevant, but shall not increase the amount payable to any Covered Employee. Unless otherwise provided by the Committee in its discretion in connection with terminations of employment, payment of a Bonus for a particular Plan Year shall be made only if and to the extent the Performance Goals with respect to such Plan Year are attained and only if the Participant is employed by the Company or one of its Subsidiaries on the last day of such Plan Year.

(b) Time of Payment. Unless otherwise determined by the Committee, or except as provided in Section 6(e) hereof, all payments in respect of Bonuses granted under this Section 4 shall be made no later than a reasonable period after the end of the Plan Year. In the case of Participants who are Covered Employees, unless otherwise determined by the Committee in connection with terminations of employment and except as provided in Section 6(e) hereof, such payments shall be made only after achievement of the Performance Goals has been certified by the Committee.

(c) Form of Payment. Payment of such Participant's Bonus for any Plan Year shall be made in cash.

(d) Deferral Elections. The Company may give each Participant the right, in accordance with rules and regulations to be established by the Committee, to elect to defer the receipt of any or all of such Participant's Bonus under the Plan in respect of any Plan Year.

5.   Administration.

     The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the power to grant Bonuses; to determine the persons to whom and the time or times at which Bonuses shall be granted; to determine the terms, conditions, restrictions and performance criteria relating to any Bonus; to make adjustments in the Performance Goals in response to changes in applicable laws, regulations, or accounting principles to the extent not inconsistent with Section 162(m) of the Code and the regulations thereunder; except as otherwise provided in Section 4(a) hereof, to adjust compensation payable upon attainment of Performance Goals; to construe and interpret the Plan and any Bonus; to prescribe, amend and rescind rules and regulations relating to the Plan, including but not limited to rules and regulations referred to in Sections 4(c) and 4(d) hereof; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

     The Committee shall consist of two or more persons each of whom is an "outside director" within the meaning of Section 162(m) of the Code. The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by unanimous written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee, or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

     No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Bonus granted hereunder.

6.   General Provisions.

(a) Compliance With Legal Requirements. The Plan and the granting of Bonuses, and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

(b) No Right To Continued Employment. Nothing in the Plan or in any Bonus granted shall confer upon any Participant the right to continue in the employ of the Company or any of its Subsidiaries or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

(c)  Withholding Taxes.  The Company or Subsidiary employing any
Participant shall deduct from all payments and distributions under the Plan any taxes required to be withheld by federal, state or local governments.

(d) Amendment and Termination of the Plan. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however that no amendment which requires stockholder approval in order for the Plan to continue to comply with Code Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Additionally, the Committee may make such amendments as it deems necessary to comply with other applicable laws, rules and regulations. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant's consent, under any Bonus theretofore granted under the Plan.

(e) Participant Rights. No Participant shall have any claim to be granted any Bonus under the Plan, and there is no obligation for uniformity of treatment among Participants.

(f) Unfunded Status of Bonuses. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments which at any time are not yet made to a Participant pursuant to a Bonus, nothing contained in the Plan or any Bonus shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(g) Governing Law. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

(h) Effective Date. The Plan shall first be effective with respect to the 1996 Plan Year, but only if the Plan shall have been approved at the 1996 annual meeting by the requisite vote approval of the shareholders of the Company.

(i) Interpretation. The Plan is designed and intended to comply with Section 162(m) of the Code, to the extent applicable, and all provisions hereof shall be construed in a manner to so comply.

(j) Term. No Bonus may be granted under the Plan with respect to any Plan Year after Plan Year 2000. Bonuses made with respect to Plan Year 2000 or prior years, however, may extend beyond Plan Year 2000 and the provisions of the Plan shall continue to apply thereto.


                            EXHIBIT B

                     PETER KIEWIT SONS', INC.
                     1995 CLASS D STOCK PLAN

                            ARTICLE I

                        NAME AND PURPOSE


1.1  Name.  The name of the Plan is the Peter Kiewit Sons', Inc.,
1995 Class D Stock Plan.

1.2 Purpose. The purpose of the Plan is to increase the value of Class D Stock and the profitability of the Company and the Diversified Group (i) by enabling the Company and the Diversified Group to attract, retain, motivate and reward employees, and (ii) by aligning the interests of those employees with the interests of the Company, the Diversified Group and the holders of Class D Stock.

                             ARTICLE II

                             DEFINITIONS

2.1 "Agreement" means any written agreement, document or instrument that evidences a grant of a Benefit to a Participant and the terms, conditions and provisions of, and restrictions upon, the Benefit.

2.2 "Benefit" means any benefit granted to a Participant under this Plan.

2.3  "Board" means the Board of Directors of the Company.

2.4 "Certificate" means the certificate of incorporation of the Company, as amended from time to time.

2.5 "Class D Conversion Price" has the meaning ascribed to it in the Certificate.

2.6 "Class D Per Share Price" has the meaning ascribed to it in the Certificate.

2.7  "Class D Stock" means the Class D Diversified Group
Convertible Exchangeable Common Stock, par value $0.0625, issued by the Company.

2.8 "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated under the Code.

2.9 "Committee" means the Board or a committee or committees of the Board appointed by the Board to administer this Plan.

2.10 "Company" means Peter Kiewit Sons', Inc., a Delaware corporation.

2.11 "Convertible Debenture" means any debenture issued by the Company pursuant to Section 8.1 that is convertible into Class D
Stock.

2.12 "Diversified Group" means KDG and all other corporations, partnerships, or other entities with respect to which KDG owns, directly or indirectly, fifty percent or more of the issued and outstanding capital stock or other equity interests (measured in terms of total dollar value if the corporation, partnership or other entity has outstanding more than one class of capital stock or other equity interests).

2.13 "Effective  Date" means September 25, 1995.

2.14 "Employee" means any person (a) who is employed on a full-time basis by the Company and provides substantial services to the Diversified Group or, (b) who is employed by any member of the Diversified Group, in each case at the time of the grant of the related Benefit.

2.14 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.15 "Fair Market Value" means, with respect to Class D Stock, (a) the Class D Per Share Price, if the Class D Stock is not Publicly Traded, and (b) if the Class D Stock is publicly traded, the Class D Conversion Price or the fair market value of Class D Stock determined by such other reasonable method of valuation adopted by the Committee.

2.16 "Fiscal Year" means the taxable year of the Company for federal income tax purposes, including the taxable year in which the Plan is adopted.

2.17 "Incentive Stock Option" means any Option that is intended, at the time it is granted, to be an incentive stock option within the meaning of Section 422 of the Code.

2.18 "KDG" means Kiewit Diversified Group, Inc., a Delaware corporation.

2.19 "Nonqualified Stock Option" means any Option that is not an Incentive Stock Option.

2.20 "Option" means any option to purchase Shares that is granted pursuant to Section 6.1.

2.21 "Participant" means any Employee who is granted a Benefit pursuant to this Plan.

2.22 "Plan" means the Peter Kiewit Sons', Inc. 1995 Class D Stock
Plan, as it may be amended from time to time.

2.23 "Publicly Traded" has the meaning ascribed to it in the Certificate.

2.24 "Representative" means a member of the Committee acting on behalf of the Committee, or an Employee appointed by the Committee to exercise some or all of the authority of the Committee.

2.25 "Restricted Shares" means any Shares that are granted pursuant to Section 7.1 subject to restrictions on transfer, to forfeiture under certain circumstances and to such other restrictions as the Committee deems appropriate (including restrictions on the exercise of voting rights or the right to receive dividends, or a requirement to reinvest dividends).

2.26 "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange
Act, as it may be amended from time to time, or any successor rule in effect from time to time.

2.27 "Share" means a share of Class D Stock.

2.28 "Term" means the term of this Plan, as set forth in Section
11.2.

                            ARTICLE III

                   ELIGIBILITY AND PARTICIPATION

3.1. Eligibility. Every Employee is eligible to become a Participant. A person who is not an Employee is not eligible to become a Participant.

3.2. Participation. The Committee will select Employees to participate in the Plan from time to time, in its sole discretion. An Employee cannot become a Participant unless the Employee is selected by the Committee to participate in the Plan. In selecting Employees to participate in the Plan, the Committee may consider the past, present and expected future performance of the Employee, the effort of the Employee, the length of service of the Employee, the level of responsibility of the Employee and such other factors as the Committee deems appropriate.


                            ARTICLE IV

                             BENEFITS

4.1 Types of Benefits. The Committee will determine the Benefits to be granted to each Participant. The Committee may grant Benefits in any one or any combination of (a) Incentive Stock Options; (b) Nonqualified Stock Options; (c) Restricted Shares; (d) Convertible Debentures; (e) bargain purchases of Shares; (f) bonuses of Class D Stock; (g) the grant of Shares based on performance or the satisfaction of other conditions; or (h) any other form of stock benefit or stock-related benefit other than stock appreciation rights.

4.2 Terms and Conditions of Benefits. The Committee will determine all terms, conditions and provisions of, and restrictions upon, any grant of Benefits. Without limiting the Committee's authority, the Committee may: (a) make the grant of Benefits conditional upon an election by a Participant to defer payment of a portion of his salary; (b) give a Participant a combination of Benefits or a choice between two Benefits; (c) award Benefits in the alternative so that acceptance of or exercise of one Benefit cancels the right of a Participant to another; (d) award Benefits subject to any condition that the Committee deems appropriate; (e) provide that grants of Benefits in Shares or Share equivalents will include dividend or dividend equivalent payments or dividend credit rights; and (f) provide any vesting schedule for Benefits as the Committee deems appropriate. The Committee may waive any term, condition, provision or restriction, in its sole discretion.

4.3 Agreements. Each grant of a Benefit to a Participant will be evidenced by an Agreement executed by the Participant and a Representative (on behalf of the Company and the Committee). Subject to the terms and conditions of this Plan, the Committee, in its sole and absolute discretion, will determine the form and content of all Agreements. Agreements with respect to a specific type of Benefit need not be identical.

4.4 Modification or Termination of Benefits. The Committee, in its sole discretion, may modify, cancel or terminate any Benefit at any time if a Participant is not in compliance with this Plan, the related Agreement or any rules adopted by the Committee.

4.5 Optional Deferral. The Committee may defer the right to receive any Benefit under the Plan, at the request of the Participant, for such period and upon such terms as the Committee determines. Any such deferral may involve crediting of interest on deferrals of cash and crediting of dividends on deferrals denominated in Shares.

4.6 Code Section 162(m). The Committee, in its sole discretion, may require that one or more Agreements provide that, in the event that Section 162(m) of the Code or any similar provision would operate to disallow a deduction by the Company for all or part of any Benefit under the Plan, a Participant's receipt of the portion of such Benefit that would not be deductible by the Company will be deferred until the next succeeding year or years in which the Participant's remuneration does not exceed the limit set forth in
Section 162(m) of the Code.


                             ARTICLE V

                       SHARES SUBJECT TO PLAN

5.1 Aggregate Limitation. The Committee may not grant Benefits under this Plan with respect to more than 1,000,000 Shares during the Term.

5.2 Annual Limitation. The Committee may not grant Benefits under this Plan with respect to more than 500,000 Shares during any two-Fiscal Year period.

5.3 Individual Limitations. The Committee may not grant Benefits under this Plan to any Participant with respect to more than 200,000 Shares during the Term.

5.4 Unused Shares. If any Benefit expires or terminates, or if any Benefit is surrendered, cancelled or forfeited without having been fully exercised, the Committee may again grant Benefits with respect to the unused Shares allocable to the expired, terminated, surrendered, cancelled or forfeited Benefit.

5.5 Adjustments. The Committee will adjust the Share limitations set forth in Section 5.1, 5.2 and 5.3 to reflect any and all adjustments in numbers of Shares pursuant to Article IX.


                             ARTICLE VI

                              OPTIONS

6.1  Grant. The Committee may grant Options to any Participant.
The Committee will determine the terms, conditions and provisions of, and the restrictions on, any Options, including the number of shares subject to such Options, the date or dates on which the Options become exercisable, either wholly or in part, and the expiration date of the Options. A Participant to whom an Option is granted will not be deemed the holder of any Shares subject to the Option until the Shares are fully paid, and issued and delivered to him following exercise of the Option.

6.2 Incentive Stock Options. Incentive Stock Options must include such terms and conditions as determined by the Committee to be reasonably necessary to cause the options to qualify as incentive stock options under Section 422 of the Code.

6.3 Exchange. The Committee may grant Options to a Participant holding unexercised outstanding Options, or unexercised outstanding Options granted under another stock plan of the Company, on the condition that the Participant surrenders for cancellation some or all of those unexercised outstanding options.

6.4 Substitution. The Committee may grant Options from time to time in substitution for similar rights held by employees of other entities who become Employees as a result of a merger or consolidation of the other corporation with a member of the Diversified Group, the acquisition by a member of the Diversified Group of the assets of the other corporation, or the acquisition by a member of the Diversified Group of an equity interest in another entity.

6.5 Fair Market Value. The Committee may not grant Options pursuant to this Plan with an exercise price that is less than the Fair Market Value, as of the date of the grant, of the Class D
Stock subject to the Option.

6.6. Vesting. Options granted pursuant to this Plan will become exercisable at a rate of 20% per year over a five-year period unless the Committee determines that a different vesting schedule is appropriate with respect to the grant of any particular Option.


                             ARTICLE VII

                           RESTRICTED SHARES

7.1  Grant.  The Committee may grant Restricted Shares to any
Participant. The Committee may make grants of Restricted Shares at such cost, or at no cost, as determined by the Committee in its sole discretion.

7.2 Beneficial Ownership. Except as set forth in an Agreement relating to Restricted Shares, each Participant who is awarded Restricted Shares will have the entire beneficial ownership of, and all rights and privileges of a stockholder with respect to, the Restricted Shares awarded to him.


                             ARTICLE VIII

                             OTHER AWARDS

8.1 Grants. The Committee may grant any other stock or stock-related awards to a Participant under this Plan that the Committee deems appropriate (other than stock appreciation rights), including, but not limited to, Convertible Debentures, bargain purchases of Class D Stock, bonuses of Class D Stock and the grant of Shares based on performance or upon the satisfaction of other conditions.


                              ARTICLE IX

                              ADJUSTMENTS

9.1 Increase or Decrease. If the outstanding shares of Class D Stock are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities or other forms of property or rights, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or the like, the Committee will make appropriate adjustments in the price, number and/or kind of Shares, of securities other forms of property or rights for which Benefits may be granted under this Plan and for which outstanding Benefits may be exercised.

9.2 Other Property. In connection with any reorganization, recapitalization, spin-off or other transaction in which the outstanding shares of Class D Stock are changed into or exchanged for property, rights or securities other than, or in addition to, Class D Stock, the Committee will adjust outstanding Benefits so that the Benefits will become exercisable for either one or a combination of (a) the property, rights and/or securities receivable in that transaction, or (b) stock of the Company or of a successor employer corporation, or a parent or subsidiary thereof, so that such adjustment may preserve, in the judgment of the Committee, the value of the Benefits to the Participants.

9.3 Merger. If the Company shall become a party to any corporate merger, liquidation or agreement for the sale of substantially all of its assets and property, the Committee will make appropriate arrangements, which will be binding upon the holders of unexpired Benefits, for the substitution of new Benefits for any unexpired Benefits then outstanding under this Plan, or for the assumption of any such unexpired Benefits, to the end that the Participant's proportionate interest shall be maintained as before the occurrence of such event.

9.4 Other Adjustments. The Committee may, but will have no obligation to, provide for or make other adjustments to the price, number and/or kind of shares subject to any Benefit upon the occurrence of other extraordinary events or transactions affecting the Company or the Class D Stock to the extent deemed appropriate by the Committee, in its sole discretion, so that such adjustment may preserve, in the judgment of the Committee, the value of the Benefits to the Participants.

                             ARTICLE X

                           ADMINISTRATION

10.1 Administration. The Committee will administer this Plan. The Board may appoint a separate committee or committees to administer portions of the Plan applicable to persons subject to Rule 16b-3,
Section 162(m) of the Code or other similar provisions of law. The Committee may act either through majority vote of the Committee at a meeting for which a quorum is present, or through the written consent of a majority of the members of the Committee in lieu of a meeting. The Committee will maintain such books, accounts and records relating to the Plan and to Committee proceedings as it considers appropriate. The Committee may designate Employees to assist the Committee in the administration of the Plan and to act as Representatives of the Committee, and in that capacity to exercise any or all of the authority of the Committee under this Plan, and may grant authority to those Employees to execute any and all agreements contemplated by this Plan and any other documents reasonably required to implement this Plan. The Committee may employ agents, attorneys, accountants or other third parties for such purposes as the Committee considers appropriate.

10.2 Discretion and Authority. Subject to the express limitations set forth in this Plan, the Committee, in its sole and absolute discretion, may take any and all actions necessary, advisable or appropriate to implement the Plan and may make any and all determinations deemed appropriate for the administration of the Plan, including actions and determinations with respect to (a) the Participants in the Plan, (b) adequacy of consideration received by the Company in exchange for Benefits granted under the Plan, (c) the types and amounts of Benefits to be granted to Participants or to any particular Participant, (d) the terms, conditions and provisions of, and restrictions on, all Benefits, (e) amounts payable, if any, by a Participant in connection with the grant, award or receipt of any Benefit, (f) restrictions on transfer of any Benefit by a Participant, and (g) the circumstances under which any Benefit may expire, terminate or be surrendered, cancelled or forfeited.

10.3 Payment. Upon the exercise of an Option or in the case of any other Benefit that requires a payment by a Participant to the Company, the amount due the Company may be paid (a) in cash; (b) by the surrender of all or part of a Benefit (including the Benefit being exercised); (c) by the tender to the Company of Shares owned by the Participant and registered in his or her name having a Fair Market Value equal to the amount due to the Company; (d) in other property, rights and credits deemed acceptable by the Committee, including the Participant's promissory note; or (e) by any combination of the payment methods specified in (a) through (d). Notwithstanding the foregoing, any method of payment other than in cash may be used only with the consent of the Committee or if and to the extent so provided in the related Agreement. The proceeds of the sales of Shares purchased pursuant to an Option and any payment to the Company for other Benefits will be added to the general funds of the Company or to the reacquired Shares held by the Company, as the case may be, and used for the corporate purposes of the Company as the Board determines.

10.4 Rules. The Committee may make, amend and rescind such rules and regulations and establish, modify or repeal such procedures as it deems appropriate for the administration of the Plan. The Committee may make special rules or regulations that apply only to persons covered by Rule 16b-3, Section 162(m) of the Code or other provisions of law.

10.5 Interpretation. In the event of a disagreement as to the interpretation of the Plan, any rule, regulation or procedure under the Plan, or as to any right or obligation arising from or related to the Plan, the interpretation of the Committee will be final and binding.

10.6 Legal Requirements. The Committee will cause the Plan, and any grants or awards of Benefits, to comply with all applicable laws.

                            ARTICLE XI

                     AMENDMENT AND TERMINATION

11.1 Amendment. The Committee may amend the Plan from time to time as it deems appropriate. The Committee, however, may not amend any provision of Article V, Section 6.2 or this Article XI without the approval of the Board. No amendment to this Plan may deprive a Participant of any Benefit or rights with respect to a Benefit without the Participant's consent.

11.2 Term. The Plan will terminate on the tenth anniversary of the Effective Date. The Board, however, may terminate the Plan at any time. Neither amendment nor termination of the Plan will deprive Participants of their rights with respect to outstanding Benefits.


                             ARTICLE XII

                            MISCELLANEOUS

12.1 Continuation of Employment. Neither this Plan nor any Benefit granted under this Plan confers upon any Employee any right to continue in the employment of the Company or any member of the Diversified Group or limits the right of the Company to terminate an Employee's employment at will at any time.

12.2 Termination of Employee. If the employment of a Participant by the Employer terminates for any reason, all unexercised, deferred, and unpaid Benefits may be exercisable or paid only in accordance with rules established by the Committee. These rules may provide, as the Committee in its sole discretion may deem appropriate, for the expiration, forfeiture or continuation of, or the acceleration of vesting of, all or part of the Benefits.

12.3 Unfunded Plan. This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, nothing contained in this Plan will give any Participant rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations to deliver Shares or payments under the Plan.

12.4 Designation of Beneficiary. A Participant may file with the Committee a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and numbers of beneficiaries and contingent beneficiaries as the Committee may from time to time prescribe) to exercise, in the event of the death of the Participant, an Option, or to receive, in such event, any Benefits. The Committee reserves the right to review and approve beneficiary designations. A Participant may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan will be controlling over any other disposition, testimony or otherwise; provided, however, that if the Committee will be in doubt as to the right of any such beneficiary to exercise any Option or to receive any Benefit, the Committee may determine to recognize only an exercise by the legal representative of the recipient.

12.5 Nontransferability. Unless otherwise determined by the Committee or specified in an Agreement, (a) no Benefit granted under this Plan may be transferred or assigned by the Participant to whom it is granted other than by beneficiary designation, will, pursuant to the laws of descent and distribution, or pursuant to a qualified domestic relations order, and (b) a Benefit granted under this Plan may be exercised, during the Participant's lifetime, only by the Participant or by the Participant's guardian or legal representative.

12.6 Rule 16b-3. With respect to Participants subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee or a Representative fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

12.7 No Effect on Other Benefits. The receipt of Benefits under the Plan shall have no effect on any benefits to which a Participant may be entitled from the Employer, under another plan or otherwise, or preclude a Participant from receiving any such benefits.

12.8 Withholding. If the Company is required to withhold any taxes in connection with a Benefit, and a Participant is obligated to pay to the Company any or all of the amount required to be withheld, the Committee may permit the Participant to satisfy the withholding obligation, in whole or in part, either (a) by having the Company withhold from any Class D Stock to be issued upon the receipt of a Benefit Class D Stock with a Fair Market Value sufficient to satisfy the withholding amount due, or (b) by delivering to the Company sufficient Class D Stock to satisfy the withholding amount due.

12.9 Effective Date. This Plan is adopted by the Board and is effective as of September 25, 1995.

12.10 Liability. No member of the Board or the Committee, or any officer or employee of the Company or its Subsidiaries, will be personally liable for any action, omission or determination made in good faith or upon the advice of counsel in connection with the Plan or any Benefit granted or awarded under the Plan.

12.11 Governing Law. The law of the state of Delaware will govern issues related to the validity and insurance of Shares. All other terms, conditions and provisions of, and restrictions upon, this Plan will be construed and administered in accordance with the law of the state of Nebraska.

12.12 Conflict. If a term, condition or provision of, or restriction upon, the Plan conflicts with the term, condition or provision of, or restriction upon, any Agreement, the term of the Plan will control.